                                                                  Exhibit 23.4


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
MultiLink, Inc. and Subsidiary


We consent to the use of our reports included herein and to the reference to our firm under the headings "Experts" and "Selected Historical and Unaudited Pro Forma Financial and Comparative Per Share Data" in the Proxy
Statement/Prospectus.



                                             /s/ KPMG Peat Marwick LLP
                                             ----------------------------------
                                             KPMG Peat Marwick LLP




Boston, Massachusetts
May 27, 1997



                                       -1-